                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


      /X/ Definitive Proxy Statement

     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             QUEST MEDICAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                  BOARD OF DIRECTORS OF QUEST MEDICAL, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


      / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------


     /X/ Fee paid previously with preliminary materials.


     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------


__________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             [QUEST LETTERHEAD]



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 1996

To the Stockholders of
    Quest Medical, Inc.:

The annual meeting of the stockholders of Quest Medical, Inc. (the "Company") will be held at the Company's offices located at One Allentown Parkway, Allen, Texas 75002 on Thursday, June 27, 1996, at 10:00 a.m., Dallas, Texas time, for the purpose of considering and acting upon the following matters:

1.  Election of seven directors for a one-year term.
2. Approval of an amendment to the Amended Articles of Incorporation of the Company to increase the number of shares of common stock authorized for issuance thereunder from 10,000,000 to 25,000,000.
3. Such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on May 17, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.


                                              By Order of the Board of Directors



                                              F. Robert Merrill III
                                              Secretary

Allen, Texas
May 22, 1996

                              QUEST MEDICAL, INC.
                   ONE ALLENTOWN PARKWAY, ALLEN, TEXAS  75002


                               ---------------

                               PROXY STATEMENT

                               ---------------


The accompanying proxy is solicited on behalf of the Board of Directors of Quest Medical, Inc. (the "Company") for use at the annual meeting of stockholders to be held on Thursday, June 27, 1996, at 10:00 a.m., or at any adjournment or adjournments thereof, at the place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and the approval of the amendment to the Amended Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder unless contrary instructions are given. At any time before it is voted, each proxy granted may be revoked by the stockholder by a later dated proxy, by written revocation addressed to the Secretary of the Company at the address below or by voting by ballot at the annual meeting.

The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of officers and employees of the Company (who will receive no additional compensation) to solicit proxies. The Company intends to request banks and brokers holding shares of the Company's stock to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses.

The principal executive office of the Company is located at One Allentown Parkway, Allen, Texas 75002. This proxy statement and the accompanying proxy card are being sent to stockholders on or about May 22, 1996.

                                STOCKHOLDER VOTE

Only stockholders of record at the close of business on May 17, 1996, are entitled to vote at the annual meeting or any adjournment or adjournments thereof. At April 24, 1996, there were 8,226,399 shares of common stock, par value $.05 per share outstanding. Every holder of outstanding shares of common stock entitled to be voted at the annual meeting is entitled to one vote for each share held.

The presence at the annual meeting in person, or by proxy, of the holders of a majority of outstanding common stock constitutes a quorum for the annual meeting and for acting on the matters specified in the Notice of Annual Meeting of Stockholders. If a quorum is not present, in person or by proxy, the annual meeting may be adjourned from time to time until a quorum is obtained. Votes withheld from any director nominee will be counted in determining whether a quorum has been reached. In the election of directors, stockholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares of common stock voted at the annual meeting and entitled to vote thereon is required for the election of directors. Votes may be cast in favor of or withheld from a director nominee. Votes that are withheld from a particular nominee will be excluded entirely from the vote and will not affect the outcome of the vote. Under applicable rules, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of directors.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares of common stock entitled to vote thereon is required to adopt the amendment to the Amended Articles of Incorporation authorizing an increase in the number of shares of common stock authorized for issuance thereunder. In all other matters, assuming the presence of a quorum, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote thereon is required to take stockholder action.

Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given, it will be voted for adoption of each of the proposals set forth in the Notice and at the discretion of the proxy holders on all other business that may properly come before the meeting. Abstentions and broker nonvotes shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote in the election of the directors. With respect to the approval of the amendment to the Amended Articles of Incorporation authorizing an increase in the number of shares of common stock authorized for issuance thereunder and all other matters, an abstention would have the same effect as a vote against the proposal. Broker nonvotes will have no effect on the outcome of any vote of the stockholders.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 24, 1996, the beneficial ownership of each current director, each nominee for director, certain named executive officers, all executive officers and directors as a group, and each stockholder known to management of the Company to own beneficially more than 5% of the outstanding common stock.

NAME AND ADDRESS OF                                            AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP(1)         OF CLASS(2)
- -------------------                                          -----------------------         -----------
The Equitable Companies Incorporated                                804,187(3)                   9.8%
787 Seventh Avenue
New York, New York  10019

Strong Capital Management, Inc.                                     478,000(4)                   5.8%
One Hundred Heritage Reserve
Milwaukee, Wisconsin  53201

Thomas C. Thompson                                                  343,245(5)                   4.1%
501 Lakewood Drive
McKinney, Texas  75069

John A. Gula                                                        288,098(6)                   3.5%
454 River Road
Fair Haven, New Jersey 07704

Linton E. Barbee                                                     15,300(6)                      *
4446 Mill Creek Road
Dallas, Texas  75244

Robert C. Eberhart, Ph.D.                                            15,450(7)                      *
10519 Royal Springs
Dallas, Texas  75229

Hugh M. Morrison                                                     25,750(6)                      *
2517 Bluebonnet Boulevard
Houston, Texas  77030

Michael J. Torma, M.D.                                                  --                         --
8640 Breakers Point
Dallas, Texas  75243

Richard A. Gilleland                                                    --                         --
2829 Townsgate Road
West Lake Village, California  91361

NAME AND ADDRESS OF                                            AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP(1)         OF CLASS(2)
- -------------------                                          -----------------------         -----------
George L. Carlson                                                    10,000(8)                       *
2816 Round Rock Trail
McKinney, Texas  75070

Eric D. Dufford                                                      25,001(8)                       *
912 Parkwood Court
McKinney, Texas  75070

F. Robert Merrill III                                                40,385(9)                       *
3329 Leigh Drive
Plano, Texas  75025

David O. Turner                                                      25,750(8)                       *
2906 Country Club Road
Garland, Texas  75043

Richard D. Nikolaev                                                     --                          --
Wright Medical Technology, Inc.
5677 Airline Rd.
Arlington, TN  38002

All directors and executive officers as a group,                    893,263(10)                  10.4%
including those names above (14 persons)


- -------------------------
 *    Less than 1.0%
(1) Unless otherwise noted and subject to community property laws, where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.
(3) Based on information obtained by the Company from Schedule 13G filed by The Equitable Companies Incorporated ("The Equitable"), pursuant to a Joint Filing Agreement among The Equitable, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe Assurance Mutuelle, and AXA, dated February 9, 1996. Alliance Capital Management L.P., a subsidiary of The Equitable, is deemed to have beneficial ownership of 804,187 shares of the Company's Common Stock, as of December 31, 1995.
(4) Based on information obtained from Schedule 13G filed by Strong Capital Management, Inc., an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940, and Richard S. Strong, Chairman and principal shareholder of Strong Capital Management, Inc. dated February 13, 1996 and information obtained by the Company. Strong Capital Management, Inc. is deemed to have beneficial ownership of 478,000 shares of the Company's common stock, as of April 9, 1996.
(5)   Includes 116,170 shares subject to options.
(6)   Includes 10,300 shares subject to options.
(7)   Includes 7,725 shares subject to options.
(8)   Consists entirely of shares subject to options.
(9)   Includes 40,320 shares subject to options.
(10)  Includes 328,902 shares subject to options.

                                  PROPOSAL  I
                             ELECTION OF DIRECTORS

Seven directors are proposed to be elected at the annual meeting. Each director will serve until the next annual meeting of stockholders or until his successor shall be elected and shall qualify. Proxies in the accompanying form shall be voted for the seven nominees listed in the table that follows, except where authority is specifically withheld by the stockholder. In September 1995, William N. Borkan, elected as a director at the annual meeting of stockholders in June 1995, resigned as a director of the Company. In addition, John A. Gula, a director of the Company since 1979, has informed management of his intent to not stand for reelection. The Board has nominated Richard A. Gilleland and Richard D. Nikolaev to stand for election at the annual meeting, to replace the positions of Mr. Borkan and Mr. Gula. All other nominees are incumbent directors. If any of the nominees should become unable to accept the election, or for good cause will not accept the election, the person named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Each of the nominees named below has indicated his willingness to accept election, and management has no reason to believe that any of the nominees named below will be unable or unwilling to serve.

The nominees for directors of the Company are as follows:

                                                                                           DIRECTOR OF
                               PRINCIPAL OCCUPATION OR EMPLOYMENT                            COMPANY
NAME                           DURING THE PAST FIVE YEARS                         AGE         SINCE
- -------------------------------------------------------------------------------------------------------
Thomas C. Thompson             President of the Company since 1979; Chief          58          1979
                               Executive Officer of the Company since May
                               1984.

Linton E. Barbee(3)            Partner, Fulbright & Jaworski L.L.P. (law firm)     57          1983
                               since October 1990; Partner, Hughes & Luce
                               L.L.P (law firm) from May 1986 to October 1990.

Hugh M. Morrison(1)(2)         President and Chief Executive Officer of Clean      49          1983
                               Acquisition, Inc. and Pilgrim Cleaners, Inc.
                               since March 1996; independent business
                               consultant and investor from January 1993 to
                               February 1996; President and Chief Executive
                               Officer of American Funeral Services
                               Corporation (formerly Golden Era Services,
                               Inc.) from December 1989 to December 1992;
                               Director of Owen Healthcare, Inc. since
                               April 1995; Director of Equal Net Holding
                               Corp. since March 1995; Director of Dow B.
                               Hickam from March 1984 to October 1991.

Robert C. Eberhart, Ph.D.(3)   Chairman, Biomedical Engineering Program,           59          1994
                               University of Texas Southwestern Medical Center
                               at Dallas since September 1984.

                                                                                           DIRECTOR OF
                               PRINCIPAL OCCUPATION OR EMPLOYMENT                            COMPANY
NAME                           DURING THE PAST FIVE YEARS                         AGE         SINCE
- -------------------------------------------------------------------------------------------------------
Michael J. Torma, M.D.(1)      Chair, Surgical Services of Presbyterian            53          1994
                               Hospital of Dallas and Chairman of Institute
                               for Surgical Sciences of Presbyterian
                               Healthcare System since October 1992; Command
                               Surgeon, Strategic Air Command, USAF from August
                               1990 to September 1992; Chief of Professional
                               Affairs & Quality Assurance for USAF Medical
                               Services from September 1988 to August 1990.

Richard A. Gilleland           President and Chief Executive Officer of AMSCO      51           --
                               International, Inc. since July 1995; Chairman,
                               President and Chief Executive Officer of
                               Kendall International, Inc. from July 1990 to
                               June 1995; Director of Ornda Healthcorp since
                               November 1991; Director of Remington Arms
                               Company, Inc. since March 1994; Director of
                               Tyco International, Ltd. since October 1994;
                               Director of Physicians Resource Group since
                               June 1995; Director of AMSCO International,
                               Inc. since July 1995.

Richard D. Nikolaev            President and Chief Executive Officer of Wright     57           --
                               Medical Technology, Inc. since November 1995;
                               President of OsteoBiologics, Inc. from August
                               1995 to November 1995; Independent business
                               consultant from January 1995 to July 1995;
                               Chairman, President and Chief Executive Officer
                               of Orthomet, Inc. from January 1992 to December
                               1994; President of Orthopedic Synergy from
                               January 1991 to December 1991; Director of
                               Everest Medical since December 1992; Director
                               of Wright Medical Technology, Inc. since
                               September 1995; Director of OsteoBiologics,
                               Inc. since October 1995.

- -------------------
(1) Member of the Compensation Committee of the Board of Directors
(2) Member of the Stock Option Committee of the Board of Directors
(3) Member of the Audit Committee of the Board of Directors

                        THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE

             COMPENSATION AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 1995, there were nine meetings of the Board of Directors. Each director attended at least 75% of the aggregate of
(a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board on which he served. The Board has three committees: Audit, Compensation, and Stock Option.

Prior to the annual meeting, the Stock Option Committee consisted of Mr. Gula and Mr. Morrison, both of whom are non- management directors. This committee is vested with full authority to select participants, grant options, determine the number of shares subject to each option, the exercise price of each option, and in general, to make, administer and interpret such rules and regulations as it deems necessary to administer the Company's Stock Option Plans. The Stock Option Committee held five meetings during the year ended December 31, 1995.

Prior to the annual meeting, the Compensation Committee consisted of Mr. Gula, Mr. Morrison, and Dr. Torma, all non- management directors. This committee establishes executive compensation policies and makes recommendations to the Board of Directors. The Compensation Committee held two meetings during the year ended December 31, 1995.

Prior to the annual meeting, the Audit Committee consisted of Mr. Barbee and Dr. Eberhart, both of whom are non- management directors. This committee acts as a liaison between the Board of Directors and the independent auditors. The committee reviews with the independent auditors the planning and scope of financial statement audits, the results of those audits and the adequacy of internal accounting controls. It also monitors other corporate and financial policies. The Audit Committee held two meetings during the year ended December 31, 1995.

Non-management directors received $1,000 for each Board of Director meeting attended and reimbursement for expenses incurred in attending such meetings. Non-management directors who serve on committees did not receive additional compensation for serving on such committees.

In April 1980, the Company adopted the Quest Medical, Inc. Directors' Stock Option Plan, (the "Directors' Plan"), which has been amended on several different occasions, most recently in July 1992 to increase the number of shares to be held by an advisory director at any time from

12,000 to 15,000. Under the Directors' Plan, nontransferable stock options may be granted to directors and advisory directors of the Company. Under the Directors' Plan, the option price per share cannot be less than the fair market value per share on the date the option is granted. The Directors' Plan further provides that the exercise period for options cannot exceed six years. Under the Directors' Plan, each option vests ratably over a four-year period. During the year ended December 31, 1995, no directors were granted options under the Directors' Plan. Three directors exercised options under the Directors' Plan during the year ended December 31, 1995. During April 1995, Linton E. Barbee exercised options to purchase 15,450 shares of common stock at an exercise price of $2.18 per share which were scheduled to expire in August 1995. The net value of such securities to Mr. Barbee (market value less exercise price) was approximately $78,331. During April 1995, Hugh M. Morrison exercised options to purchase 6,180 shares of common stock at an exercise price of $1.45 per share which were scheduled to expire in May 1995. The net value of such securities to Mr. Morrison was approximately $38,161. In June 1995, Michael J. Torma, M.D. exercised options to purchase 3,750 shares of common stock at an exercise price of $6.375 per share. The net value of such securities to Dr. Torma at the time of exercise was $19,688.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

                                                                                   EXECUTIVE OFFICER
         NAME                     AGE                   POSITION                        SINCE
         ----                     ---                   --------                   -----------------
Thomas C. Thompson                58          President, Chief Executive                 1979
                                              Officer and Director

David O. Turner                   49          Executive Vice President, Chief            1994
                                              Operating Officer

F. Robert Merrill III             46          Senior Vice President -                    1981
                                              Finance, Chief Financial
                                              Officer, Treasurer and
                                              Secretary

James P. Calhoun                  46          Vice President - Human                     1995
                                              Resources

Scott F. Drees                    38          Vice President                             1996

Eric D. Dufford                   37          Vice President - Sales and                 1994
                                              Marketing

Kenneth A. Jones                  39          Vice President - Research and              1993
                                              Development

                                                                                   EXECUTIVE OFFICER
         NAME                     AGE                   POSITION                        SINCE
         ----                     ---                   --------                   -----------------
O. Mark Samples                   46          Vice President - Manufacturing             1990

W. Lynn Switzer                   47          Vice President - Quality                   1991
                                              Control

Mr. Thompson co-founded the Company and has been President and Director of the Company since May 1979 and Chief Executive Officer since May 1984. From January 1970 to September 1978, Mr. Thompson was President of Vicra Sterile, Inc. ("Vicra"), a company that developed, manufactured and marketed specialty medical devices in the field of intravenous therapy. Vicra was acquired by Baxter Travenol, Inc. in January 1974.

Mr. Turner has been Executive Vice President and Chief Operating Officer of the Company since April 1994. From August 1972 to April 1994, Mr. Turner was employed by Texas Instruments in various capacities including Worldwide Operations Manager of the Consumer Products Division from August 1990 to April 1994, Materials Manager Center Site and Operations Manager for the Defense Group from October 1989 to August 1990 and as Quality Manager for the Electro-Optics division of the Defense Group from July 1982 to October 1989.

Mr. Merrill has been Senior Vice President-Finance of the Company since July 1995, Chief Financial Officer since April 1994, Secretary since February 1989 and Vice President-Finance and Treasurer since February 1981. Mr. Merrill joined the Company in October 1979 as Director of Manufacturing Operations. Mr. Merrill was employed by Vicra from October 1975 to October 1979, where he held several positions including Production Manager, Materials Manager and Controller.

Mr. Calhoun has been Vice President-Human Resources of the Company since April 1995. From May 1992 to April 1995, Mr. Calhoun was Executive Director of Hogan Quality Institute, a management consulting firm. From February 1988 to May 1992, Mr. Calhoun was the Vice President of Human Resources and Corporate Quality Programs of Harris Adacom Corporation, a data communications company.

Mr. Drees has been Vice President of the Company since April 1996. From November 1987 to April 1996, Mr. Drees was employed by St. Jude Medical, Inc., a medical device company, where he held various positions within the sales and marketing area, including Director, North American Sales from August 1990 to April 1996.

Mr. Dufford has been Vice President-Sales and Marketing of the Company since June 1994. From January 1991 to May 1994, Mr. Dufford was employed by St. Jude Medical, Inc., a medical device company, where he held various positions within the sales and marketing area, including Director of International Sales from January 1993 to May 1994, and as Domestic Regional Manager from January 1991 to December 1992. From June 1983 to December 1990, Mr. Dufford was employed by Shiley, Inc. where he held various positions within the Cardiopulmonary Division, including Regional Manager.

Mr. Jones has been Vice President-Research and Development of the Company since March 1993. From August 1991 to February 1993, Mr. Jones was Director of Research and Development of the Company. From March 1978 to July 1991, Mr. Jones was employed by the Shiley Division of Pfizer, Inc. where he held various positions in research and development including Manager of New Product Development for Cardiopulmonary Products from March 1990 to July 1991.

Mr. Samples has been Vice President-Manufacturing of the Company since March 1990. From November 1983 to February 1990, Mr. Samples was Director of Manufacturing of the Company. He joined the Company in April 1982 as a project manager in the research and development group.

Mr. Switzer has been Vice President-Quality of the Company since April 1991 and was Director of Quality of the Company from October 1990 to March 1991. From September 1971 to September 1990, Mr. Switzer was employed by Baxter International where he held various positions within the quality assurance area, including Director of Regulatory Affairs and Quality Assurance.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth certain information regarding compensation, aggregate stock option grants and exercises during 1995 and year-end stock option values for the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for the last fiscal year.

                           SUMMARY COMPENSATION TABLE

=========================================================================================================
                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                         -----------------------------    ----------------------------------
                                                                   AWARDS            PAYOUTS
                                                          ------------------------   -------
                                                Other     Restricted    Securities              All other
Name and                                        Annual       Stock      Underlying     LTIP      Compen-
Principal                 Salary      Bonus     Comp.      Award(s)      Options/    Payouts    sation(1)
Position        Year       ($)          ($)      ($)          ($)        SARs (#)       ($)        ($)
- ---------       ----     ---------    -------   ------    ----------    ----------   -------    ---------
Thomas C.       1995     $ 175,284    $41,677     --          --            --          --       $  4,500
Thompson        1994     $ 168,480    $39,206     --          --            --          --       $  4,500
(C.E.O)         1993     $ 164,077    $23,918     --          --            --          --       $  4,497
- ---------------------------------------------------------------------------------------------------------
David O.        1995     $ 117,212    $22,806     --          --            --          --       $  4,084
Turner          1994     $  84,675    $18,911     --          --            --          --       $     --
(C.O.O.)        1993     $      --    $    --     --          --            --          --       $     --
- ---------------------------------------------------------------------------------------------------------
F. Robert       1995     $  98,931    $17,534     --          --            --          --       $  3,404
Merrill. III    1994     $  92,150    $12,185     --          --            --          --       $  3,057
(C.F.O.)        1993     $  89,449    $ 7,972     --          --            --          --       $  2,937
- ---------------------------------------------------------------------------------------------------------
Eric D.         1995     $ 122,580    $22,255     --          --            --          --       $  4,148
Dufford         1994     $  66,000    $10,270     --          --            --          --       $     --
                1993     $      --    $    --     --          --            --          --       $     --
- ---------------------------------------------------------------------------------------------------------
George L.       1995     $  90,144    $41,800     --          --            --          --       $     --
Carlson (2)     1994     $      --    $    --     --          --            --          --       $     --
                1993     $      --    $    --     --          --            --          --       $     --
=========================================================================================================

(1) Reflects matching employer contributions under the Company's Employees Savings Plan (401K).
(2) Mr. Carlson served as an executive officer of the Company from April 1995 through March 1996.

None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

==========================================================================================================
                          NUMBER OF            PERCENT OF TOTAL
                         SECURITIES              OPTIONS/SARS
                         UNDERLYING               GRANTED TO
                        OPTIONS/SARS             EMPLOYEES IN        EXERCISE OR BASE
       NAME              GRANTED (#)              FISCAL YEAR          PRICE ($/SH)        EXPIRATION DATE
- ----------------------------------------------------------------------------------------------------------
Thomas C. Thompson         25,000                     10.44%             $12.125               07/05/05
(C.E.O.)
- ----------------------------------------------------------------------------------------------------------
F. Robert Merrill, III     15,000                      6.26%             $12.125               07/05/05
(C.F.O.)
- ----------------------------------------------------------------------------------------------------------
George L. Carlson          40,000                     16.70%             $ 7.125               04/06/05
==========================================================================================================


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

=======================================================================================================
                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
               SHARES ACQUIRED     VALUE       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                 ON EXERCISE     REALIZED    OPTIONS/SARS AT FY-END (#)            AT FY-END ($)
                                             ---------------------------   ----------------------------
     NAME            (#)            ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- -------------------------------------------------------------------------------------------------------
 Thomas C.           --             --        116,170          25,000        $  1,013,234        --
 Thompson
 (C.E.O)
- -------------------------------------------------------------------------------------------------------
 David O.            --             --         12,875          38,625        $     74,250     $222,750
 Turner
 (C.O.O.)
- -------------------------------------------------------------------------------------------------------
 F. Robert          2,000         $22,350      43,320          15,000        $    364,074        --
 Merrill,  III
 (C.F.O.)
- -------------------------------------------------------------------------------------------------------
 Eric D.             --             --         12,500          37,500        $     72,030     $216,089
 Dufford
- -------------------------------------------------------------------------------------------------------
 George L.           --             --            --           40,000            --           $130,000
 Carlson
=======================================================================================================

The Company does not have any deferred compensation, profit sharing, pension or retirement plans, except for the Employees Savings Plan and Trust (the "Savings Plan"), which was adopted by the Board of Directors effective as of January 1, 1988. The Savings Plan is available generally to any employee who has completed at least six months of service and is at least 21 years of age. The Savings Plan permits employees to elect salary deferral contributions of up to 15% of compensation (subject to limits imposed by the Internal Revenue Code) and requires the Company to make matching contributions equal to 50% of a participant's salary deferral contributions, to a maximum of salary deferral contributions equal to 6% of the participant's total cash compensation, up to $150,000. The amount of the matching employer contribution may be increased or decreased at the discretion of the Board of Directors. During the year ended December 31, 1995, the Company committed to contribute approximately $142,485 to the Savings Plan, of which

$26,515 is to be contributed on behalf of the following executive officers:
Thomas C. Thompson--$4,500, Eric D.  Dufford--$4,148, Kenneth A. Jones--$3,015,
F. Robert Merrill III--$3,404, O. Mark Samples--$2,813, W. Lynn
Switzer--$2,668, and David O. Turner--$4,084. Robert E. Paysour, an executive officer of the Company until his resignation in August 1995, received a contribution of $1,883.


                                  PROPOSAL  II
              APPROVAL OF AN AMENDMENT TO THE AMENDED ARTICLES OF
         INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF SHARES
              OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER.


The Company's Amended Articles of Incorporation (the "Articles of Incorporation") presently authorize the issuance of 10,000,000 shares of common stock, par value $.05 per share. As of April 24, 1996, 8,226,399 shares of common stock were issued. There are 1,310,725 shares reserved for issuance under the Company's existing stock option plans, leaving a balance of 462,876 authorized, unissued and unreserved shares of common stock.


The Board of Directors deems it advisable that the Articles of Incorporation be further amended, subject to approval by the stockholders, to increase the authorized common stock from 10,000,000 to 25,000,000 shares. Approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of all shares of common stock of the Company entitled to vote at the annual meeting of stockholders. Abstention from voting on the proposal will have the same effect as voting against the proposal.

The Board of Directors unanimously recommends a vote FOR approval of the amendment of Article Four of the Company's Articles of Incorporation so that, as amended, it shall read as follows:

         "THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE 25,000,000 SHARES OF COMMON STOCK, $.05 PAR VALUE. EACH SHARE OF COMMON STOCK SHALL HAVE IDENTICAL RIGHTS AND PRIVILEGES IN EVERY RESPECT."

The additional shares of common stock would become part of the existing class of common stock, and the additional shares, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to the common stock. If the proposed amendment is approved by the stockholders, it will become effective upon filing and recording a Certificate of Amendment to the Articles of Incorporation as required by the State of Texas Corporation Law.

Although the Company has no present plans, agreements, or understandings regarding the issuance of the proposed additional shares, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions, acquisitions of other products or businesses, stock dividends or splits, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares available will, subject to applicable law and NASDAQ rules, give the Company the ability to issue shares without the expense and delay of a special meeting of stockholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. Except as otherwise required by applicable law or NASDAQ rules, authorized but unissued shares of common stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Since the issuance of additional shares of common stock, other than on a pro rata basis to all current stockholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used as an anti-takeover device to discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate common stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control or otherwise as an anti-takeover device.

            THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF THE COMPANY

                             CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

The Company has engaged the services of the law firm of Fulbright & Jaworski L.L.P. located in Dallas, Texas. Mr. Barbee, a director of the Company, is a partner of such firm.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has been selected by the Board of Directors as the Company's independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                           PROPOSALS OF STOCKHOLDERS

A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's annual meeting of Stockholders in 1997 and received at the Company's principal executive office by January 21, 1997, will be included in the Company's Proxy Statement and form of proxy relating to such annual meeting.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                         FINANCIAL STATEMENTS AVAILABLE

A copy of the Company's 1995 Annual Report accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

UPON WRITTEN REQUEST TO F. ROBERT MERRILL III, CORPORATE SECRETARY, QUEST MEDICAL, INC., ONE ALLENTOWN PARKWAY, ALLEN, TEXAS 75002, THE COMPANY WILL PROVIDE WITHOUT CHARGE COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB.


                                              By Order of the Board of Directors



                                              F. Robert Merrill III
                                              Secretary



Allen, Texas
May 22, 1996

     Please mark your
[X]  vote as in this
     example.


1.   Election of Directors (see reverse)      [ ] FOR      [ ] WITHHELD

     For, except vote withheld from the following nominee(s):

     ------------------------------------------------------------------

2. Proposal to approve an amendment to the Amended Articles of Incorporation of the Company to increase the number of shares of common stock authorized for issuance thereunder from 10,000,000 to 25,000,000.

     [ ] FOR                       [ ] AGAINST                    [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.


This proxy will be voted in accordance with the specifications made above.

SIGNATURE(S)                                                 DATE
            ------------------------------------------------      --------------

SIGNATURE(S)                                                 DATE
            ------------------------------------------------      --------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.







PROXY

                             QUEST MEDICAL, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 27, 1996


The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Quest Medical, Inc. to be held on June 27, 1996, and the Proxy Statement (herein so called) in connection therewith, each dated May 22, 1996, (b) appoints F. Robert Merrill, III and Linton E. Barbee as Proxies, or either of them, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated below, all the shares of common stock of Quest Medical, Inc., held of record by the undersigned on May 17, 1996, at such annual meeting and at any adjournment(s) thereof and (d) revokes any proxies heretofore given.

1.  Election of Directors, Nominees:

    Linton E. Barbee             Hugh M. Morrison         Michael J. Torma, M.D.

    Robert C. Eberhart, Ph.D.    Richard D. Nikolaev

    Richard A. Gilleland         Thomas C. Thompson

2. Proposal to approve an amendment to the Amended Articles of Incorporation of the Company to increase the number of shares of common stock authorized for issuance thereunder from 10,000,000 to 25,000,000.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                  -----------
                                                                  SEE REVERSE
                                                                  -----------